UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On January 12, 2011, The Cooper Companies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, CooperVision International Holding Company, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados (the “Foreign Borrower” and together with the Company, individually each a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto, KeyBank National Association (“KeyBank”), as sole bookrunner, co-lead arranger, administrative agent, swing line lender and a letter of credit issuer, J.P. Morgan Securities LLC (“JPMS”), Citicorp North America, Inc. (“Citi”), Bank of America, N.A. (“BofA”), KeyBank and Wells Fargo Bank, National Association, (“WFNA”), as co-bookrunners, JPMS and Citi, as co-syndication agents, BofA and WFNA, as co-documentation agents and DnB Nor Bank ASA, HSBC Bank Plc, Mizuho Corporate Bank, Ltd. and Union Bank, N.A., as the senior managing agents. The Credit Agreement replaces the Company’s previous credit facility that was entered into on January 31, 2007. The Credit Agreement provides for (a) a multicurrency revolving credit facility in an aggregate principal amount of $750.0 million and (b) a delayed draw term loan facility in an aggregate principal amount of $250.0 million, each of which, unless terminated earlier, mature on January 12, 2016. In addition, the Company has the ability from time to time to increase the size of the revolving credit facility by up to an additional $250.0 million.

Amounts outstanding under the Company’s new credit facility will bear interest, at the Company’s option, at either the base rate, which is a rate per annum equal to the greatest of (a) KeyBank’s prime rate, (b) one-half of one percent in excess of the federal funds effective rate and (c) one percent in excess of the adjusted LIBOR rate for a one month interest period on such day, or the LIBOR or adjusted foreign currency rate, plus, in each case, an applicable margin of, initially, 100 basis points, in respect of base rate loans and 200 basis points, in respect of LIBOR or adjusted foreign currency rate loans. Following a specified period after the closing date, the applicable margins will be determined quarterly by reference to a grid based upon the Company’s ratio of funded debt to consolidated pro forma EBITDA, as defined in the Credit Agreement. During the term of the revolving credit facility, the Company may borrow, repay and re-borrow amounts available under the revolving credit facility, subject to voluntary reduction of the revolving commitment.

The Company pays an annual commitment fee that ranges from 0.150% to 0.50% of the unused portion of the revolving credit facility depending on certain financial ratios. In addition to the annual commitment fee described above, the Company is also required to pay certain letter of credit and related fronting fees and other administrative fees pursuant to the terms of the Credit Agreement.

The Company’s new credit facility is not secured by any of its or any of its subsidiaries’ (including the Foreign Borrower’s) assets. All obligations under the new credit facility will be guaranteed by each of the Company’s existing and future direct and indirect material domestic subsidiaries (defined as domestic subsidiaries who have total assets of $30 million or more). The Foreign Borrower is responsible solely for its own obligations, if any, under the new credit facility and does not guaranty any of the Company’s obligations under the new credit facility.

The term loan facility will amortize in equal quarterly installments as follows, with the remainder due on the term loan maturity date: 5% of the aggregate principal amount of the term loans for the first three years following the closing date and 10% of the aggregate principal amount of the term loans for the fourth and fifth years following the closing date. The revolving credit facility is not subject to amortization. The new credit facility is not subject to mandatory prepayments prior to maturity (other than where the aggregate amount of the revolving loans and/or the letters of credit outstanding exceed the aggregate amount of the revolving commitments of the lenders and/or the letter of credit commitment of the issuing bank thereunder, respectively).

The Credit Agreement includes, among other terms and conditions, limitations (subject to specified exclusions) on the ability of each Borrower and its respective subsidiaries to incur debt; create liens; engage in certain mergers, consolidations and acquisitions; sell or transfer assets; make restricted payments; make investments, loans and advances; engage in transactions with affiliates; and enter into agreements which restrict each Borrower and its respective subsidiaries’ ability to grant liens, to make capital distributions or to pay any debt. Pursuant to the terms of the Credit Agreement, the Company is also required to maintain specified financial ratios.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended January 31, 2011.

ITEM 1.02 Termination of a Material Definitive Agreement.

On January 12, 2011, in connection with the Company entering into the Credit Agreement, the Company terminated its existing credit facility, dated as of January 31, 2007 (the “2007 Credit Agreement”), among the Company, the lenders from time to time party thereto, KeyBank, as administrative agent, lead arranger, sole bookrunner, swing line lender and letter of credit issuer, Citigroup Global Markets Inc., as lead arranger, JPMorgan Chase Bank, N.A., as syndication agent, Union Bank of California, N.A. and BMO Capital Markets Financing Inc., as co-documentation agents, The Royal Bank of Scotland Plc, BNP Paribas and SunTrust Bank, as co-managing agents. In connection with the termination, all borrowings outstanding under the 2007 Credit Agreement were repaid and all letters of credit outstanding under the 2007 Credit Agreement were transferred to the Credit Agreement. The Company did not incur any termination or prepayment penalties with respect to replacing the 2007 Credit Agreement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Credit Agreement is incorporated in this Item 2.03 by reference.

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 12, 2011, The Cooper Companies, Inc. (the “Company”) provided formal notice that it had elected to optionally redeem all $339 million aggregate principal amount outstanding of its 7.125% Senior Notes due 2015 (the “Notes”) in accordance with the terms of the Indenture dated as of January 31, 2007 among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee (the “Indenture”), pursuant to which the Notes were issued. In accordance with the Indenture, the redemption price for the Notes is 103.563% of their principal amount plus accrued and unpaid interest to February 15, 2011, the redemption date. As a result of the redemption, the Company’s obligation to repay the Notes has been voluntarily accelerated to February 15, 2011.

ITEM 7.01 Regulation FD Disclosure.

On January 12, 2011, The Cooper Companies, Inc. issued a press release announcing that it had entered into the Credit Agreement and the call for redemption of all of the aggregate principal amount outstanding of its 7.125% Senior Notes due 2015. A copy of this release is attached and incorporated by reference.

Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 12, 2011, of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Vice President and
Corporate Controller
(Principal Accounting Officer)

Dated: January 12, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 12, 2011, of The Cooper Companies, Inc.